Exhibit 23.2

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the Registration Statement on Form S-8 pertaining to the Restricted Share Unit Scheme of Onion Global Limited of our report dated April 7, 2021, with respect to the consolidated financial statements of Onion Global Limited included in its Registration Statement (Form F-1 No. 333-255102) and related Prospectus of Onion Global Limited, filed with the Securities and Exchange Commission.

/s/ Ernst & Young Hua Ming LLP
Guangzhou, The People’s Republic of China
October 8, 2021